UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2004

                  CareDecision Corporation. (OTCBB: CDED)
            (Exact name of Registrant as specified in charter)


              Nevada                 000-33187           91-2105842
  (State or other jurisdiction      (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification)


  2660 Townsgate Road, Suite 300, Westlake Village, CA     91361
        (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (805) 446-1973


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ITEM 9. REGULATION FD DISCLOSURE

     CareDecision Corporation ("CareDecision" or the "Company") [OTCBB: CDED] announced March 30, 2004 that we have received primary institutional funding in the amount of $700,000 from Pinnacle Investment Partners, LP ("Pinnacle"). The Company reported that the primary funding would be used for the nationwide rollout of our ResidenceWare Wi-Fi products and for other business development purposes.

     With the primary funding from Pinnacle the Company plans to step up hiring, manufacture ResidenceWare units to reduce the existing backlog of approximately 2000 units, and close a number of pending sales to hotel groups. The Company expects to be able to return to Pinnacle for additional financing to assist in the manufacture of our SateLink satellite media products as our satellite media agreements move to the implementation phase.



Date: April 7, 2004.


CareDecision Corporation


/s/ Keith Berman
-----------------
Keith Berman, CFO


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